Filed pursuant to Rule 424(b)(7)
Registration No. 333-296642

Prospectus Supplement

(To prospectus dated June 9, 2026)

Up to 108,955,369 Shares of Common Stock

This prospectus supplement relates to the offer and resale from time to time by the selling stockholder (the “Selling Stockholder”) named herein, together with any of such stockholder’s transferees, pledgees, donees or successors, of up to 108,955,369 shares (the “Shares”) of our common stock, par value $0.01 per share (“common stock”), issuable upon the conversion of 108,955.3686 shares (the “Preferred Shares”) of our Class A Convertible Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”), issued to the Selling Stockholder pursuant to that certain securities purchase agreement, dated as of September 28, 2026 (the “Purchase Agreement”), by and between us and the Selling Stockholder.

We are registering the offer and resale of the Shares from time to time by the Selling Stockholder to satisfy registration rights the Selling Stockholder was granted in connection with the Purchase Agreement. We are not selling any of our common stock pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our common stock offered by this prospectus supplement by the Selling Stockholder.

The Selling Stockholder may offer and sell or otherwise dispose of the Shares described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Any sale of the Shares by the Selling Stockholder must be made in compliance with any and all restrictions contained in the Purchase Agreement. The Selling Stockholder will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or dispose of the Shares.

Our common stock is listed on The Nasdaq Global Market under the trading symbol “SMMT.” On November 3, 2026, the last reported sales price of our common stock on The Nasdaq Global Market was $15.80 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in any amendment or supplement to this prospectus supplement, the accompanying prospectus or in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is November 4, 2026.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the caption “Where You Can Find Additional Information” in this prospectus supplement. These documents contain information that you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we have authorized for use in connection with the offering described herein, and your reliance on any unauthorized information or representation is at your own risk. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the shares to which this prospectus supplement relates, nor does this prospectus supplement constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the shares of common stock being offered.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in the prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are based on our management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Although we believe such expectations and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that these forward-looking statements are not guarantees of future performance and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. These forward-looking statements include, but are not limited to, statements about:

•	our ability to develop a successful product candidate under the Collaboration and License Agreement, as amended (the “License Agreement”), with Akeso, Inc. and its affiliates (“Akeso”);

•	our ability to raise sufficient additional funds to make payments under the License Agreement, and fund ongoing operations and capital needs;

•	the timing of and the ability to effectively execute clinical development of ivonescimab;

•	the timing, costs, conduct and outcomes of clinical trials for any product candidates, including ivonescimab;

•	our plans with respect to possible future collaborations and partnering arrangements;

•	the potential benefits of possible future acquisitions or investments in other businesses, products or technologies;

•	our plans to pursue research and development of other future product candidates;

•	the effects of AstraZeneca’s (as defined below) ownership and contractual rights on us and our stockholders;

•	our reliance on third parties for the supply of third-party products and other contributions to certain clinical trials involving the combination of ivonescimab with third-party products;

•	our estimates regarding the potential market opportunity and patient population for commercializing our product candidates, if approved for commercial use;

•	our sales, marketing and distribution capabilities and strategy;

•	our ability to establish and maintain arrangements with third parties, such as contract research organizations, contract manufacturing organizations, suppliers and distributors;

•

the costs and timing of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against any intellectual property-related claims;

S-iii

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	the impact of government laws and regulations in the United States and in foreign countries;

•	the timing and likelihood of regulatory filings and approvals for our product candidates;

•	whether regulatory authorities determine that additional trials or data are necessary in order to accept a new drug application for review and/or approval;

•	our competitive position;

•	our ability to attract and retain key scientific or management personnel;

•

the impact of public health epidemics, such as the novel coronavirus pandemic, natural disasters or geopolitical instability, the response to such events and the potential effects of such events on our business, financial results, supply chain and market;

•	the outcome of pending, threatened, and future legal proceedings;

•

our expectations regarding the anticipated timeline and our planned use of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern;

•	estimates regarding stock-based compensation;

•	general economic conditions, including economic slowdowns or other adverse economic conditions, such as periods of increased or prolonged inflation; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See the section entitled “Where You Can Find Additional Information” in this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Unless the context indicates otherwise, as used in this prospectus supplement, the terms “Company,” “we,” “us,” “our,” and “Summit,” and similar designations, except where context requires otherwise, refer collectively to Summit Therapeutics Inc. and its consolidated subsidiaries.

Company Overview

We are a biopharmaceutical company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. The Company’s product candidate is designed with the goal to become patient-friendly, new-era standard-of-care medicine, in the therapeutic area of oncology.

Our current lead development candidate is ivonescimab, a novel, potential first-in-class bispecific antibody intending to combine the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects of an anti-VEGF compound into a single molecule. On December 5, 2022, we entered into a Collaboration and License Agreement (as amended, the “License Agreement”) with Akeso, Inc. and its affiliates (collectively, “Akeso”) pursuant to which we have in-licensed intellectual property related to ivonescimab. Through the License Agreement, we obtained the rights to develop and commercialize ivonescimab in the United States, Canada, Europe, and Japan. The License Agreement and transaction closed in January 2023 following customary waiting periods. On June 3, 2024, we entered into an amendment to the License Agreement with Akeso to expand its territories covered under the License Agreement to also include Latin America, including Mexico and all countries in Central America and South America, the Middle East and Africa (collectively, and as expanded, the “Licensed Territory”). Our operations are focused on the development of ivonescimab and other future activities, as we determine.

Private Placement

On September 28, 2026, we entered into the Purchase Agreement with AstraZeneca Holdings B.V. (the “Investor”), a subsidiary of AstraZeneca plc (including its subsidiaries, “AstraZeneca”), for the issuance and sale by us of 108,955.3686 shares (the “Preferred Shares”) of our newly designated Class A Convertible Preferred Stock, par value $0.01 per share (the “Class A Preferred Stock”), at a purchase price of $18,356.14 per Preferred Share, for aggregate gross proceeds to us of $2.0 billion (the “Private Placement”). Each share of Class A Preferred Stock is convertible into 1,000 shares of our common stock. The Class A Preferred Stock purchase price is based on a price per share of common stock of $18.3561. The closing of the Private Placement occurred on October 5, 2026. Any sale of the shares of common stock issuable upon the conversion of the Preferred Shares (the “Shares”) by the Selling Stockholder must be made in compliance with any and all restrictions contained in the Purchase Agreement.

The Preferred Shares issued pursuant to the Purchase Agreement were, and the Shares will be, issued in reliance on the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. We are relying on these exemptions from registration based in part on representations made by the Investor.

On October 5, 2026, in connection with the closing of the Private Placement, we entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement provides, among other things, that we will as soon as reasonably practicable, and in any event by no later than 60 days after the closing of the Private Placement, file with the SEC a registration statement registering the resale of the Shares. We agreed to use our reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. This prospectus supplement is intended to satisfy such requirements under the Registration Rights Agreement.

Corporate Information

Summit Therapeutics Inc. was incorporated in Delaware on July 17, 2020. Our principal executive office is located at 601 Brickell Key Drive, Suite 1000, Miami, FL 33131 and our phone number is (305) 203-2034. Our website is https://www.smmttx.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered a part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by the Selling Stockholder	108,955,369 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the Shares covered by this prospectus supplement. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	SMMT

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated and supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed with the SEC, and by our other filings we make with the SEC which are incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks and you may lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We are registering the resale of the Shares by the Selling Stockholder. We will not receive any proceeds from the sale or other disposition of the Shares offered by this prospectus supplement. The Selling Stockholder will bear all fees, commissions and discounts, if any, attributable to the sale of the Shares. We will bear all other costs, expenses and fees in connection with the registration of the Shares to be sold by the Selling Stockholder pursuant to this prospectus supplement.

SELLING STOCKHOLDER

The Selling Stockholder may sell some, all or none of its Shares. We do not know how long the Selling Stockholder will hold the Shares before selling them, and, other than the Registration Rights Agreement, we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the Shares. The Shares covered hereby may be offered from time to time by the Selling Stockholder. As a result, we cannot estimate the number of shares of common stock the Selling Stockholder will beneficially own after termination of sales under this prospectus supplement. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which they provided information for the table below.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the Selling Stockholder under this prospectus supplement. This information has been obtained from the Selling Stockholder. The percentage of shares beneficially owned prior to, and after, the offering is based on 799,763,918 shares of our common stock outstanding as of October 30, 2026 plus the shares of common stock issuable upon conversion of the shares of Class A Preferred Stock held by the Selling Stockholder. As used in this prospectus supplement, the term “Selling Stockholder” includes the Selling Stockholder listed in the table below, together with any of its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus supplement.

	Shares of common stock beneficially owned before this offering		Shares of common stock offered pursuant to this prospectus supplement	Shares of common stock beneficially owned after this offering(2)
Name of Selling Stockholder	Number of shares	Percentage of outstanding shares	Number of shares (1)	Number of shares	Percentage of shares
AstraZeneca Holdings B.V.(3)	108,955,369	12.0%	108,955,369	—	*

*	Less than one percent (1%)
(1)	Represents all of the Shares that the Selling Stockholder may offer and sell from time to time under this prospectus supplement.
(2)	Assumes the Selling Stockholder sells the maximum number of Shares possible in this offering.
(3)

Consists of 108,955,369 shares of common stock issuable upon the conversion of 108,955.3686 shares of Class A Preferred Stock held directly by AstraZeneca Holdings B.V. Shares offered pursuant to this prospectus supplement consist of 108,955,369 shares of common stock issuable upon the conversion of 108,955.3686 shares of Class A Preferred Stock held directly by AstraZeneca Holdings B.V. AstraZeneca Holdings B.V. is a wholly owned subsidiary of AstraZeneca plc. AstraZeneca plc and AstraZeneca Holdings B.V. may each be deemed to have sole voting and dispositive power over the shares of common stock. The business address of AstraZeneca Holdings B.V. is Prinses Beatrixlaan 582, 2595 BM, The Hague, the Netherlands.

Relationship with Selling Stockholder

Neither the Selling Stockholder nor any persons having control over the Selling Stockholder has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities or as described below.

In September 2026, we entered into a clinical trial collaboration with AstraZeneca to evaluate ivonescimab in combination with AstraZeneca’s Claudin 18.2-targeting antibody-drug conjugate (“ADC”), sonesitatug vedotin, also referred to as sone-ve, in certain gastrointestinal cancer settings (the “AstraZeneca Collaboration”). Each company will contribute their respective compound for the combination studies to be conducted, and the parties will jointly contribute to the costs of such studies, which are intended to be sponsored by AstraZeneca. The AstraZeneca Collaboration does not include upfront payments, milestone payments, or royalty sharing provisions. Each company will retain development and commercial rights to their respective molecules.

Additionally in September 2026, we entered a non-binding memorandum of understanding with AstraZeneca whereby we and AstraZeneca intend to enter into an agreement to conduct clinical trials combining ivonescimab with multiple AstraZeneca cancer medicines, including AstraZeneca’s leading portfolio of ADCs (the “AstraZeneca MOU”). Pursuant to the AstraZeneca MOU, the companies intend to share clinical development costs of potential future studies. Each company will retain their current development and commercial rights to their respective molecules, and the agreement is mutually non-exclusive. The AstraZeneca MOU does not include upfront payments, milestone payments, or royalty sharing provisions.

In October 2026, we entered into a clinical trial collaboration with AstraZeneca and Daiichi Sankyo (“Daiichi”) to evaluate ivonescimab in combination with TROP2-directed ADC, datopotamab deruxtecan (Datroway®), across multiple solid tumor settings, intending to include breast and lung cancer (the “AZDS Collaboration”). The companies intend to begin with a Phase III trial in first-line triple-negative breast cancer. The AZDS Collaboration does not include upfront payments, milestone payments, or royalty sharing provisions.

PLAN OF DISTRIBUTION

We are registering the resale of the shares of our common stock issuable to, or held by, the Selling Stockholder from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of our common stock. The Selling Stockholder will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the Selling Stockholder pursuant to this prospectus supplement.

The term “Selling Stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus supplement from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to one or more purchasers;

•	settlement of short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Stockholder;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of shares of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

to or through underwriters, broker-dealers or agents; provided that in no event shall any resales by the Selling Stockholder take the form of an underwritten offering (as the term “underwritten public offering” is commonly understood, which for clarity does not include a transaction that does not involve the purchase by such broker-dealer of securities with a view to public resale thereby, but which transaction may be treated similarly to an underwritten public offering in terms of the procedures to be followed thereby as a matter of law or customary practice) without our prior consent;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell the shares of our common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.

In addition, each Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement and accompany prospectus are a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement and the accompanying prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell our common stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We will pay certain fees and expenses incurred by us incident to the registration of the resale of the Shares. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the Selling Stockholder may be entitled to contribution. We may be indemnified by the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus supplement, or we may be entitled to contribution.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our common stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholder or any other person. We will make copies of this prospectus supplement available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus supplement to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus supplement forms a part effective until the earlier of (i) the date on which the Selling Stockholder shall have resold or otherwise disposed of all the Shares covered by this prospectus supplement, and (ii) the date on which all the Shares covered by this prospectus supplement may be sold without registration under Rule 144 and without being subject to any volume, manner of sale or publicly available information requirements.

LEGAL MATTERS

Baker & Hostetler LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by this prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s net losses from operations and cash outflows from operating activities as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus supplement and the accompanying prospectus are part of an automatically effective registration statement that we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus does not contain all of the information we have included or incorporated by reference in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

We maintain a website at www.smmttx.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until the termination of the offering of securities covered by this prospectus supplement, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 23, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed on April 30, 2026, June 30, 2026, filed on July 23, 2026, and September 30, 2026, filed on November 4, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our definitive proxy statement relating to our 2026 annual meeting of securityholders, filed on April  17, 2026;

•

our Current Reports on Form 8-K (other than information furnished rather than filed), filed on January  29, 2026, June  1, 2026, June  3, 2026, June  12, 2026, July  22, 2026, July  23, 2026, August  5, 2026, August  26, 2026, September  3, 2026, September  14, 2026, September  15, 2026, September  29, 2026 and November 4, 2026; and

•

the description of our common stock contained on our registration statement on Form 8-K, filed on September 18, 2020, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus supplement may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Summit Therapeutics Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

Attention: Investor Relations

(305) 203-2034

You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the dates on the front pages of these documents.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Units

We or selling securityholders may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights and units that we or selling securityholders may offer from time to time.

Each time securities are sold pursuant to this prospectus, we will provide the specific terms of the offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The Nasdaq Global Market under the trading symbol “SMMT.” On June 8, 2026, the last reported sales price of our common stock on The Nasdaq Global Market was $14.11 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we or the selling securityholders expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we or selling securityholders may offer and sell, from time to time, in one or more offerings the securities described in this prospectus. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we or the selling securityholders may offer.

Each time we or selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Company,” “we,” “us,” “our,” and “Summit,” and similar designations, except where context requires otherwise, refer collectively to Summit Therapeutics Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus and the documents incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and the documents incorporated by reference herein.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are based on our management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Although we believe such expectations and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that these forward-looking statements are not guarantees of future performance and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur.

Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	our ability to develop a successful product candidate under the Collaboration and License Agreement, as amended (the “License Agreement”), with Akeso, Inc. and its affiliates;

•	our ability to raise sufficient additional funds to make payments under the License Agreement, and fund ongoing operations and capital needs;

•	the timing of and the ability to effectively execute clinical development of ivonescimab;

•	the timing, costs, conduct and outcomes of clinical trials for any product candidates, including ivonescimab;

•	our plans with respect to possible future collaborations and partnering arrangements;

•	the potential benefits of possible future acquisitions or investments in other businesses, products or technologies;

•	our plans to pursue research and development of other future product candidates;

•	our estimates regarding the potential market opportunity and patient population for commercializing our product candidates, if approved for commercial use;

•	our sales, marketing and distribution capabilities and strategy;

•	our ability to establish and maintain arrangements with third parties, such as contract research organizations, contract manufacturing organizations, suppliers and distributors;

•

the costs and timing of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against any intellectual property-related claims;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	the impact of government laws and regulations in the United States and in foreign countries;

•	the timing and likelihood of regulatory filings and approvals for our product candidates;

•	whether regulatory authorities determine that additional trials or data are necessary in order to accept a new drug application for review and approval;

•	our competitive position;

•	our planned use of our existing cash, cash equivalents and marketable securities;

•	our ability to attract and retain key scientific or management personnel;

•

the impact of public health epidemics, such as the novel coronavirus pandemic (“COVID-19”), natural disasters or geopolitical instability, the response to such events and the potential effects of such events on our business, financial results, supply chain and market;

•	the outcome of pending, threatened, and future legal proceedings;

•

our expectations regarding the anticipated timeline and our planned use of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern;

•	estimates regarding stock-based compensation;

•	general economic conditions, including economic slowdowns or other adverse economic conditions, such as periods of increased or prolonged inflation; and

•	other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference in this prospectus.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a biopharmaceutical company focused on the discovery, development, and commercialization of patient-, physician-, caregiver- and societal-friendly medicinal therapies intended to improve quality of life, increase potential duration of life, and resolve serious unmet medical needs. Our pipeline of product candidates is designed with the goal to become the patient-friendly, new-era standard-of-care medicines, in the therapeutic area of oncology.

Our current lead development candidate is ivonescimab, a novel, potential first-in-class bispecific antibody intending to combine the effects of immunotherapy via a blockade of PD-1 with the anti-angiogenesis effects of an anti-VEGF compound into a single molecule. On December 5, 2022, we entered into a Collaboration and License Agreement (as amended, the “License Agreement”) with Akeso, Inc. and its affiliates (collectively, “Akeso”) pursuant to which we have in-licensed intellectual property related to ivonescimab. Through the License Agreement, we obtained the rights to develop and commercialize ivonescimab in the United States, Canada, Europe, and Japan. The License Agreement and transaction closed in January 2023 following customary waiting periods. On June 3, 2024, we entered into an amendment to the License Agreement with Akeso to expand its territories covered under the License Agreement to also include Latin America, including Mexico and all countries in Central America and South America, the Middle East and Africa (collectively, and as expanded, the “Licensed Territory”). Our operations are focused on the development of ivonescimab and other future activities, as we determine.

Corporate Information

Summit Therapeutics Inc. was incorporated in Delaware on July 17, 2020. Our principal executive office is located at 601 Brickell Key Drive, Suite 1000, Miami, FL 33131 and our phone number is (305) 203-2034. Our website is https://www.smmttx.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Description of Securities

We or selling securityholders may offer or sell common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights and units from time to time in one or more offerings and in any combination, under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time securities are offered by us with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we or selling securityholders expect to receive from that sale.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be sold from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, subscription rights offering, or a combination of these methods, to or through underwriters, dealers or agents or directly to purchasers, or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution” or in any applicable prospectus supplement. Each prospectus supplement relating to the sale of securities by us or selling securityholders will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We or selling securityholders may offer shares of our common stock, par value $0.01 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of assets or funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. The holders of common stock have no preemptive rights.

Preferred Stock

We or selling securityholders may offer shares of our preferred stock from time to time, in one or more series. Our board of directors has the authority, subject to limitations prescribed by Delaware law and our restated certificate of incorporation, to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We or selling securityholders may offer one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The debt securities may be issued in one or more series with the same or various maturities at par, at premium or at a discount. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt not to be senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the form of indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Depositary Shares

We may issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts. Each series of depositary shares or depositary receipts offered by us or selling securityholders will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Warrants

We or selling securityholders may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We or selling securityholders may offer subscription rights to purchase our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We or selling securityholders may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See the section titled “Selling Securityholders” on page 28 of this prospectus.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. See “Use of Proceeds” on page 5 of this prospectus. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “SMMT.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K, as updated and supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed with the SEC, and by our other filings we make with the SEC which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. In addition, the Company is providing an updated risk factor set forth below to supplement the risk factors contained in our most recent Annual Report on Form 10-K. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks and you may lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We do not currently have sufficient working capital to fund our planned operations for the next twelve months. There is uncertainty regarding our ability to raise additional capital and as such, there is substantial doubt regarding our ability to continue as a going concern.

Our unaudited financial statements for the three months ended March 31, 2026 were prepared under the assumption that we would continue as a going concern. However, as noted in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026 (the “Q1 2026 Quarterly Report”), we concluded that there is substantial doubt about our ability to continue as a going concern, because without additional sources of funding, our cash and cash equivalents and short-term investments at March 31, 2026 are not sufficient for us to fund our planned operations for the next twelve months after the date that the unaudited financial statements included in the Q1 2026 Quarterly Report were issued. Management’s plans concerning these matters, including raising additional capital, are described in “Part I - Item 2 - Management’s Discussion and Analysis of Financial Condition and Results of Operation - Liquidity, Capital Resources and Going Concern” of the Q1 2026 Quarterly Report and Note 1 of our unaudited financial statements included within the Q1 2026 Quarterly Report, which are incorporated herein by reference. We continue to evaluate options to further finance our operating cash needs for our product candidates through a combination of some, or all, of the following: equity and debt offerings, collaborations, strategic alliances, grants and clinical trial support from government entities, philanthropic, non-government and not-for-profit organizations, and marketing, distribution or licensing arrangements. However, we cannot guarantee that we will be able to obtain any or sufficient additional funding or that such funding, if available, will be obtainable on terms satisfactory to us. If we are unable to raise capital in the near term or on attractive terms, we could be forced to delay or reduce our research and development programs or any future commercialization efforts, or even curtail or cease operations.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus or any related free writing prospectus that we may authorize to be provided to you, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Net proceeds may be temporarily invested prior to use. Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and is qualified in its entirety by reference to our restated certificate of incorporation, as amended (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”), copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

As of the date of this prospectus, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share and 20,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors and shall be called by the secretary upon the written request, stating the purpose of such meeting, of the holders of at least twenty-five percent (25%) of the shares of capital stock entitled to vote in an election of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read any applicable offering documents relating to any particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates as may be determined by our board of directors. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors.

Dividends on any series of preferred stock may be cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share applicable for each such series of preferred stock, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions applicable to such preferred stock. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as otherwise determined by our board of directors.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be determined by our board of directors. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be determined by our board of directors and set forth in the applicable prospectus supplement.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq Global Market listing rules, which would apply so long as the common stock remains listed on the Nasdaq Global Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Stockholder Nomination of Directors. Our Bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Exclusive forum provision. Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of proceedings: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim arising pursuant to any provision of our Certificate of Incorporation or Bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement and any related free writing prospectuses that we may authorize to be distributed to you, summarizes certain general terms and provisions of the debt securities that we or selling securityholders may offer under this prospectus. When we or selling securityholders offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture between us and a trustee to be specified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate, or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet). In addition, any changes to the description below also will be set forth in the applicable prospectus supplement.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on the debt securities will be made;

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if payments of principal of, or premium or interest on the debt securities will be made in one or more currencies or currency units other than those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its assets or properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add to, change or eliminate any provision of the indenture or the debt securities of any series in accordance with the Trust Indenture Act, or to comply with the provisions of The Depository Trust Company (“DTC”), Euroclear or Clearstream or the Trustee with respect to provisions of the indenture or the debt securities of any series relating to transfers or exchanges of the debt securities of such series or beneficial interests in such securities; or

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to conform any provision of the indenture, insofar as it relates to the debt securities of any series, to the description of the debt securities of such series in the prospectus supplement relating to the offering of the debt securities of such series.

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, or premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on those debt securities and to institute suit for the enforcement of any such payment; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series, may on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series

(subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U. S. Internal Revenue Service (the “IRS”) a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, with our approval, the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder, at the same time, a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock so withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We or selling stockholders may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement and any related free writing prospectuses that we may authorize to be distributed to you. If we issue warrants as part of a unit, the applicable prospectus supplement and any related free writing prospectuses will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of potential material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The applicable prospectus supplement will describe the terms of any warrants being offered, including:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we or selling stockholders offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•	the number and terms of our common stock, preferred stock, warrants or debt securities, or units consisting of some or all of these securities, which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because the agreements, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we or selling stockholders may offer under this prospectus. While the terms summarized below will apply generally to any units we or selling stockholders may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock” and “Description of Warrants” will apply to each unit, as applicable, and to any debt securities, common stock, preferred stock or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we or selling stockholders offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

DIVIDEND POLICY

We have never declared or paid cash dividends on our shares of common stock. We currently intend to retain all of our future earnings to fund the development and expansion of our business and do not anticipate paying any cash dividends on our shares of common stock in the foreseeable future. Any future payment of dividends on our common stock will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that our board of directors may deem relevant.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling securityholders may sell the securities in one or more of the following ways (or in any combination) from time to time:

•

pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings into an existing trading market, subscription rights offerings, or a combination of these methods;

•	through underwriters or dealers;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchases;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, name the selling securityholders, if any, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If we or selling securityholders use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We or selling securityholders may sell the securities through agents from time to time.

We may sell the securities to other stockholders of the Company through a rights offering. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and/or selling securityholders will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them and the names of any selling securityholders.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or selling securityholders will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities being offered by this prospectus will be passed upon by Baker & Hostetler, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s net losses from operations and cash outflows from operating activities as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on February 23, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed on April 30, 2026;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our definitive proxy statement relating to our 2026 annual meeting of securityholders, filed on April  17, 2026;

•	Our Current Report on Form 8-K (other than information furnished rather than filed) filed on January 29, 2026, June 1, 2026 and June 3, 2026; and

•

The description of our Common Stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-K, filed on September 18, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities, the offer and resale of which are registered hereunder, have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus

Summit Therapeutics Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

Attention: Investor Relations

(305) 203-2034